Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Key Tronic Corporation
Spokane Valley, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159582, 333-70917, 333-61202, and 333-199566) of Key Tronic Corporation of our report dated September 16, 2021, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington
September 14, 2022